Exhibit 1.01

Fluidigm Corporation

Conflict Minerals Report

For The Year Ended December 31, 2014

Cautionary Note Concerning Forward-Looking Statements: This Conflict Minerals Report contains forward-looking statements within the meaning of federal securities laws. These forward-looking statements include statements concerning Fluidigm’s objectives for its conflicts minerals policy and compliance initiatives and actions it intends to take relating to conflict minerals. Forward-looking statements involve substantial risks and uncertainties that could cause actual results to differ materially from currently anticipated results. When considering forward-looking statements, you should consider, among other factors, the risk factors described in the reports and other filings that Fluidigm files with the United States Securities and Exchange Commission, including Fluidigm’s Annual Report on Form 10-K for the year ended December 31, 2014 and its subsequent Quarterly Reports on Form 10-Q. The risk factors included in these filings are not exhaustive, and risks that are not identified therein could materially affect whether Fluidigm realizes the results anticipated or implied by any forward-looking statements contained in this Conflict Minerals Report. Except as required by law, Fluidigm disclaims any obligation to update these forward-looking statements, whether as a result of new information, future events, or otherwise.

Introduction

This Conflict Minerals Report (this “Report”) for Fluidigm Corporation (“Fluidigm” or “we” or “our”) covers the reporting period from January 1, 2014 to December 31, 2014 and is presented in accordance with Rule 13p-1 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 13p-1”). This Report is filed as Exhibit 1.01 to our Specialized Disclosure Report on Form SD (the “Form SD”). A copy of this Report and the Form SD are publicly available on our website at http://investors.fluidigm.com/sec.cfm.

In 2010, the United States enacted the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”). Section 1502 of the Act relates to conflict minerals and requires companies subject to the Act to file a Form SD annually with the United States Securities and Exchange Commission (“SEC”) to disclose whether the minerals specified in Rule 13p-1 and their derivatives, limited to tungsten, tantalum, tin, and gold (referred to as the “3TG”), used in their products benefitted, directly or indirectly, armed groups in the Democratic Republic of the Congo and adjoining countries (collectively, the “Covered Countries”). This Report, which is an exhibit to our Form SD, describes the design and implementation of our conflict minerals due diligence measures undertaken, including a description of how these measures were designed to determine, to our knowledge, the source mines, countries of origin, and processing facilities for 3TG contained in components used in our products.

Fluidigm Background and Covered Products

We create, manufacture, and market innovative technologies and life science tools focused on the exploration and analysis of single cells, as well as the industrial application of genomics, based upon our core microfluidics and mass cytometry technologies. We sell instruments and consumables, including integrated fluidic circuits (“IFCs”), assays, and reagents, to academic institutions, clinical laboratories, and pharmaceutical, biotechnology, and agricultural biotechnology, or Ag-Bio, companies. Our microfluidic systems and instrumentation for commercial sale, as well as for internal research and development purposes, are manufactured at our facility in Singapore. Our proteomics analytical instruments for commercial sale, as well as for internal research and development purposes, are manufactured at our facility in Canada. We also manufacture IFCs for research and development, assays, and reagents at our facilities in South San Francisco, California.

We have determined that one or more of the 3TG may be necessary to the functionality or production of certain products we manufactured, or contracted to manufacture, as applicable, during 2014, including our C1 Single-Cell Auto Prep, Access Array, Biomark HD, EP1, and CyTOF 2 systems, and all of our IFCs. As a result, all of our marketed systems and IFCs are considered “covered products” for purposes of this Report.

Our supply chain with respect to the covered products is complex, and there are many third parties in the supply chain between the original source of the 3TG and the manufacture of the covered products. We do not purchase raw ore or unrefined 3TG directly and make no purchases in the Covered Countries. As a result and as described more fully below, we rely on our suppliers to provide information on the origin of the conflict minerals contained in our products.

Fluidigm Reasonable Country of Origin Inquiry

In accordance with Rule 13p-1 and Form SD, we determined that one or more of the 3TG may be necessary to the functionality or production of our systems and IFCs and that such 3TG are incorporated into our products during the manufacturing process. Accordingly, we undertook a reasonable country of origin inquiry (“RCOI”). This good faith RCOI was reasonably designed to determine whether any of the 3TG incorporated into our products originated in the Covered Countries.

Our RCOI consisted principally of submitting the conflict minerals reporting template (the “CFSI Template”) prepared by the Conflict-Free Sourcing Initiative (“CFSI”), an initiative of the Electronic Industry Citizenship Coalition and Global e-Sustainability Initiative, to suppliers of components for our products that are considered necessary to the functionality or production of our products and for which any 3TG or their derivatives may be included (“first tier suppliers”). We reviewed all responses for completeness, reasonableness, and consistency, and we followed up for corrections and clarifications as we determined appropriate.

Fluidigm’s Due Diligence Process

Our due diligence measures were designed to conform, in all material respects, with the framework in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Framework”). The objectives of our diligence initiative were to determine, to the best of our ability, whether one or more of the 3TG is incorporated into our products; whether any such 3TG incorporated into our products was necessary for the functionality and/or production of our products; the source and chain of custody of the 3TG necessary for the functionality and/or production of our products; whether any such 3TG originated in the Covered Countries; and where such 3TG were determined to have originated in Covered Countries, whether armed groups directly or indirectly benefitted from such 3TG.

Due diligence measures that we implemented included, but were not limited, to the following:

1.	Establishment of Internal Management Systems

a.	Conflict Minerals Policy. In 2013, we adopted a written policy relating to the use of conflict minerals in our supply chain. We have communicated this written policy to each of our first tier suppliers. A copy of Fluidigm’s Conflict Minerals Policy is publicly available at http://files.shareholder.com/downloads/ABEA-5TB8PR/3172172539x0x735398/D7B54E37-F6AD-42DE-8862-A25472E9189F/Fluidigm_Conflict_Minerals_Policy.pdf.

b.	Internal Management to Support Supply Chain Due Diligence. Fluidigm’s legal department has been charged with the management of our conflict minerals program, working in collaboration with members from our operations team in Singapore, Canada, and the United States.

c.	Controls and Transparency. As described above, we undertook an RCOI with respect to conflict minerals in our supply chain by providing the CFSI Template to each of our first tier suppliers to gather information about their use of 3TG, the smelters and refiners in their supply chain that are included in our products, and the countries of origin for 3TG used in our products. We reviewed all responses for completeness, reasonableness, and consistency. We followed up for corrections and clarifications as we determined appropriate.

d.	Supplier Engagement. We continue to engage actively with our first tier suppliers to strengthen our relationship with them. We have communicated to our suppliers our commitment to source conflict minerals in a manner that does not, directly or indirectly, benefit armed groups in the Covered Countries. We will consider alternative arrangements for our supply needs if our suppliers are unable to cooperate in our due diligence efforts. In particular, as part of our supplier qualification process, we now require conflicts minerals information from each new supplier of potentially applicable products.

e.	Grievance Mechanism. Our code of conduct includes procedures for reporting violations of our policies, including our Conflict Minerals Policy. We provide mechanisms for anonymous reporting of violations or concerns about the conduct of our business, including the implementation and enforcement of our Conflict Minerals Policy.

2.	Identification and Assessment of Risks in the Supply Chain

As discussed above, we identified our first tier suppliers and relied on them to provide the necessary information about the use of 3TG in the products we purchase and incorporate into the manufacture of our systems and IFCs, and the source of such 3TG. Similarly, our first tier suppliers rely on information provided by their suppliers to provide information regarding the country of origin of 3TG included in our products.

3.	Designing and Implementing a Strategy to Respond to Identified Risks

We have developed a formal risk management plan through which our conflict minerals program is managed and monitored. As part of this risk management plan, where applicable, we will review circumstances in which certain suppliers are unable to provide us with complete or reliable responses to the CFSI Template including, without limitation, considering whether to continue such contract or relationship or find a replacement supplier.

4.	Carrying Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

We do not have a direct relationship with any smelters or refiners in our supply chain. As a result, we do not and cannot conduct any audits directly. Instead, we support the development and implementation of independent third party audits of smelters such as the CFSI’s Conflict Free Smelter Program (“CFSP”) by encouraging our suppliers to purchase materials from audited smelters and refiners that have been validated as conflict-free under the CFSP.

5.	Reporting on Supply Chain Due Diligence

In 2015, we publicly filed the Form SD and this Report with the SEC. A copy of this Report and the Form SD are publicly available at http://investors.fluidigm.com/sec.cfm. This Report includes information about the RCOI methodology utilized by the Company, the design of our due diligence process in conformance with the OECD Framework, the list of known smelters and refiners utilized in our supply chain identified in our due diligence process, and a description of our products that incorporate 3TG necessary to the functionality or production of such products.

Smelters and Refiners in Fluidigm’s Supply Chain

We adopted CFSI’s industry approach to trace back the origin of 3TG by identifying smelters, refineries, or recyclers and scrap supplier sources. We have leveraged industry initiatives such as the CFSP, which is a voluntary initiative in which an independent third party audits smelters and refineries to determine if all of the minerals processed by the smelter or refiner originated from conflict free sources. Participation in the CFSP provides us with verified information about the sourcing activities of the smelters and refiners in our supply chain.

As discussed above, we submitted the CFSI Template to our first tier suppliers. Most of the responses received from our first tier suppliers provided information at company/division levels, rather than specific product/part number levels. As a result, we were unable to determine whether or to what extent any of the 3TG reported as used by these first tier suppliers were contained specifically in components supplied to us. We also were unable to validate whether the smelters or refiners reported by such first tier suppliers are actually in our supply chain. Accordingly, based on information that was provided by our first tier suppliers or that was otherwise obtained through our due diligence process, we are unable to determine and describe all facilities used to process the 3TG contained in our covered products.

Based solely upon declarations from our first tier suppliers that provided information to us and a comparison to the list of the known smelters and refiners published by the United States Department of Commerce in September 2014, attached as Annex A is a list of the known smelters and refiners that, to the extent reasonably determinable by us, have been used to process some of the 3TG contained in our covered products. We have also provided information concerning (i) whether the smelter or refiner participates in the CFSP and has been audited or whether it has agreed to participate in the CFSP but the audit process has not yet been completed, (ii) whether the gold refiner is a London Bullion Market Association accredited refiner on the Good Delivery List, and (iii) whether the gold refiner is a Responsible Jewellery Council Certified Member.

Future Steps

We have communicated our expectations to our first tier suppliers regarding our commitment to sourcing minerals for our products in a manner that does not, directly or indirectly, finance or benefit armed groups in the DRC or adjoining countries. We expect to continue to increase our engagement with our relevant suppliers over the next year to build their knowledge and capacity so they are able to provide us with more complete and accurate information on the source and chain of custody of the 3TG included in components and parts purchased by us and incorporated into our products.

Annex A

2014 Facility and Country List

Metal	Smelter or Refiner Facility Name	Location	CFSP*
Tin	NV Umicore S.A.	Belgium
Tin	JX Nippon Mining & Metals Co.	Japan
Tin	Mitsubishi Materials Corporation	Japan	C
Tin	Novosibirsk	Russian Federation
Tin	Coopersanta	Brazil
Tin	Metallo Chimique nV (Metallum group)	Belgium	C
Tin	Empresa Metalúrgica Vinto (Government, 100%)	Bolivia	C
Tin	Operaciones Metalúrgicas S.A. (OMSA)	Bolivia	C
Tin	Mineração Taboca (Grupo Paranapanema)	Brazil	C
Tin	White Solder Metalurgia e Mineração (Tor Particpasções)	Brazil	C
Tin	Yunnan Geiju Zili Metallurgy Co. Ltd.	China
Tin	Geiju Non-Ferrous Metal Processing Co. Ltd.	China	C
Tin	Yunnan Chengfeng Nonferrous Metals Co. Ltd.	China	A
Tin	Yunnan Tin Co. Ltd. (Yunnan Tin Corp.)	China	C
Tin	CNMC (Guangxi) PGMA Co. Ltd.	China
Tin	CV Duta Putra Bangka	Indonesia
Tin	CV Justindo	Indonesia	A
Tin	CV Makmur Jaya	Indonesia
Tin	CV Nurjanah	Indonesia
Tin	CV Prima Timah Utama	Indonesia
Tin	CV Serumpun Sebalai	Indonesia
Tin	CV United Smelting	Indonesia	C
Tin	PT Alam Lestari Kencana	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia	C
Tin	PT Babel Inti Perkasa	Indonesia	C
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	PT Bangka Kudai Tin	Indonesia
Tin	PT Bangka Putra Karya	Indonesia	C
Tin	PT Bangka Timah Utama Sejahtera	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia	C
Tin	PT Billiton Makmur Lestari	Indonesia	A
Tin	PT Bukit Timah Tbk (Indoprima Group)	Indonesia	C
Tin	PT Eunindo Usaha Mandiri	Indonesia	C
Tin	PT Fang Di MulTindo	Indonesia
Tin	PT HP Metals Indonesia	Indonesia
Tin	PT Koba Tin	Indonesia
Tin	PT Mitra Stania Prima	Indonesia	C

Metal	Smelter or Refiner Facility Name	Location	CFSP*
Tin	PT Refined Bangka Tin	Indonesia	C
Tin	PT Sariwiguna Binasentosa	Indonesia	C
Tin	PT Stanindo Inti Perkasa	Indonesia	C
Tin	PT Sumber Jaya Indah	Indonesia	A
Tin	PT Tambang Timah (subsidiary of PT Timah)	Indonesia
Tin	PT Timah Nusantara	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia	C
Tin	PT Yinchendo Mining Industry	Indonesia
Tin	PT Bangka Timah Utama Sejahtera	Indonesia
Tin	PT Bangka Kudai Tin	Indonesia
Tin	PT DS Jaya Abadi	Indonesia	C
Tin	Malaysia Smelting Corp. Bhd. (The Straits Trading Co. Ltd., 37.44%; Malaysia Mining Corpt., 37.44%; others, 25.12%)	Malaysia	C
Tin	Minsur S.A.	Peru	C
Tin	Thailand Smelting and Refining Company Ltd. (Thaisarco) (Amalgamated Metal Corp., 75.25%, and other 24.75%)	Thailand	C
Tin	Cookson	United States
Tin	Alpha	United States	C
Tin	China Tin Group Co., Ltd.	China	A
Tungsten	JX Nippon Mining & Metals Co., Ltd.	Japan
Tungsten	Mistubishi Materials	Japan
Tungsten	H.C. Starck GmbH	Germany	A
Tungsten	Wolfram Bergbau und Hütten AG (Sandvik AB 100%)	Austria	C
Tungsten	GuangDong XiangLu Tungsten Co., Ltd. (Chaozhou Xianglu Tungsten Industry Co., Ltd.)	China	A
Tungsten	China Minmetals Nonferrous Metals Co., Ltd.	China	C
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	China	A
Tungsten	Fujian Ganmin Rare Metal Co. Ltd. [Jiangxi Rare Earth & Rare Metals Tungsten Group Corp. (JXTC)]	China
Tungsten	Ganzhou Huaxing Tungsten Products Co. Ltd [Jiangxi Tungsten Industry Group Co. Ltd. (JWYX) [joint venture between China Minmetals and Jiangxi Rare Earth and Rare Metals Tungsten Group Corp. (JXTC)]	China	C
Tungsten	Xiamen Honglu Tungsten Molybdenum Industry Co. Ltd	China
Tungsten	Zhuzhou Cemented Carbide Group Co., Ltd, [Hunan Nonferrous Metals Holding Group (HNG)]	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd (Ganzhou Grand Sea W & Mo Group Co., Ltd.)	China	C
Tungsten	Hunan Chenzhou Mining Group Co. Ltd.	China	A
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China	A
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China	C
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	China	C
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China	A

Metal	Smelter or Refiner Facility Name	Location	CFSP*
Tungsten	Xiamen Tungsten Co., Ltd. (CXTC)	China	C
Tungsten	Japan New Metals Co Ltd	Japan	C
Tungsten	JSC Hydrometallurg (Wolfram Company CJSC)	Russian Federation	A
Tungsten	Kennametal Inc. (previously ATI Alldyne)	United States	A
Tungsten	Global Tungsten & Powders Corp	United States	C
Tungsten	Tejing (Vietnam) Tungsten Co Ltd	Vietnam	A
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China	A
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	Vietnam	C
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	A
Tungsten	Jiangxi Tungsten Co., Ltd.	China
Tantalum	Plansee Group	Austria	C
Tantalum	Duoloshan	China	C
Tantalum	Jiujiang Tangbre Co., Ltd.	China	C
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	C
Tantalum	Zhuzhou Cement Carbide Works	China	C
Tantalum	RFH Tantalum Smeltery	China	C
Tantalum	Conghua Tantalum and Niobium Smeltry	China	C
Tantalum	JiuJiang JinXin Nonferrous Metals Co. Ltd.	China	C
Tantalum	King-Tan Industry Co., Ltd	China	C
Tantalum	H.C. Starck GmbH	Germany	C
Tantalum	Molycorp Silmet AS (Molycorp Inc. (90%))	Estonia	C
Tantalum	(Miike Rare Metal) Mitsui Minning and Smelting Co., Ltd.	Japan	C
Tantalum	Taki Chemicals Co. Ltd.	Japan	C
Tantalum	Ulba Metallurgical Plant (Kazatomprom, NAC)	Kazakhstan	C
Tantalum	Solikamsk Magnesium Works	Russian Federation	C
Tantalum	Exotech Inc.	United States	C
Tantalum	Gannon & Scott	United States
Tantalum	Global Advanced Metals Pty Ltd.	United States	C
Tantalum	Kemet Corp.	United States	C
Tantalum	Hi-Temp Specialty Metals, Inc.	United States	C
Tantalum	Telex	United States	C
Tantalum	QuantumClean	United States	C
Tantalum	Tantalite Resources	South Africa
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	C
Tantalum	LSM Brasil S.A.	Brazil	C
Tantalum	Metallurgical Products India (Pvt.) Ltd. (MPIL)	India	C
Tantalum	Jiangxi Tungsten Group Limited Corporation	China
Gold	Perth Mint (Government of Western Australia)	Australia	C**
Gold	Umicore SA Business Unit Precious Metals Refining	Belgium	C**
Gold	AngloGold Ashanti Mineração Ltda	Brazil	C**

Metal	Smelter or Refiner Facility Name	Location	CFSP*
Gold	Umicore Brasil Ltda	Brazil	C**
Gold	Johnson Matthey plc	Canada	C
Gold	Royal Canadian Mint	Canada	C**
Gold	Argor-Heraeus S.A.	Switzerland	C**#
Gold	Cendres + Métaux S.A.	Switzerland	A
Gold	Metalor Group	Switzerland	C
Gold	Produits Artistiques de Métaux Précieux S.A. (MKS Finance SA, 100%)	Switzerland	C
Gold	Valcambi S.A.	Switzerland	C**#
Gold	PX Précinox SA	Switzerland	C**#
Gold	Corporación Nacional del Cobre (CODELCO), 100%	Chile
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Ltd	China	**
Gold	Jiangxi Copper Co. Ltd.	China	**
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	China	C**
Gold	Great Wall Gold and Silver Refinery	China
Gold	Zhongyuan Gold Smelter (Zhongjin Gold Co. Ltd.)	China	C**
Gold	Zijin Mining Group Co. Ltd (Zijin Copper Co. Ltd.)	China	C**
Gold	Allgemeine Gold- und Silberscheideanstalt A.G.	Germany	C**#
Gold	Aurubis AG (formerly Norddeutsche Affinererie AG)	Germany	C**
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	C**
Gold	Sempsa Joyeria Plateria SA	Spain	C**
Gold	Heraeus Ltd Hong Kong	Hong Kong	**
Gold	Metalor Technologies (Hong Kong) Ltd	Hong Kong	**
Gold	PT Aneka Tambang (Persero) Tbk (Logan Mulia)	Indonesia	C**
Gold	Chimet S.p.A.	Italy	C**
Gold	Asahi Pretec Corp	Japan	C**
Gold	Chugai Mining Co Ltd. (Dowa Mining Co. Ltd)	Japan
Gold	Ishifuku Metal Industry Co Ltd	Japan	C**
Gold	Japan Mint	Japan	C**
Gold	JX Nippon Mining & Metals Co., Ltd	Japan	C**
Gold	Matsuda Sangyo Co., Ltd	Japan	C**
Gold	Mitsubishi Materials Corp.	Japan	C**
Gold	Mitsui Mining and Smelting Co. Ltd.	Japan	C**
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	C**
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	C**
Gold	Tokuriki Honten Co., Ltd	Japan	C**
Gold	Nihon Material Co. Ltd	Japan	C**
Gold	Aida Chemical Industries Co. Ltd.	Japan	C
Gold	Asaka Riken Co Ltd	Japan	A
Gold	Kojima Chemicals Co. Ltd	Japan	C

Metal	Smelter or Refiner Facility Name	Location	CFSP*
Gold	Yokohama Metal Co Ltd	Japan	A
Gold	KazZinc Ltd	Kazakhstan	C**
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	**
Gold	LS-Nikko Copper Inc	Korea, Republic of	C**
Gold	Caridad	Mexico
Gold	Met-Mex Peñoles, S.A. de C.V. (Industrias Peñoles, S.A. de C. V., 100%)	Mexico	C**
Gold	Schöne Edelmetaal B. V. (subsidary of Umicore SA)	Netherlands	C
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	**
Gold	OJSC Novosibirsk Refinery	Russian Federation	**
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	C**
Gold	JSC Uralectromed	Russian Federation	C**
Gold	Moscow Special Alloys Processing Plant	Russian Federation	**
Gold	OJSC Krastvetmet	Russian Federation	C**
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	**
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	A**
Gold	OJSC Kolyma Refinery	Russian Federation	**
Gold	L’ azurde Company For Jewelry	Saudi Arabia	C**
Gold	Boliden AB	Sweden	C**
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	C**
Gold	Istanbul Gold Refinery	Turkey	C**
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey	C**
Gold	Solar Applied Materials Technology Corp.	Taiwan	C**
Gold	Johnson Matthey Gold and Silver Refining Inc.	United States	C
Gold	Materion	United States	C
Gold	Metalor USA Refining Corporation	United States	C**
Gold	Ohio Precious Metals LLC.	United States	C**
Gold	Sabin Metal Corporation	United States
Gold	United Precious Metal Refining Inc.	United States	C
Gold	Kennecott Utah Copper Corporation	United States	C
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	**
Gold	Navoi Mining and Metallurgical Combinat (NMMC)	Uzbekistan	**
Gold	Rand Refinery Ltd ( AngloGold Ashanti Ltd., 53%, and Gold Fields Ltd., 33%)	South Africa	C**
Gold	C. Hafner GmbH + Co. KG	Germany	C**
Gold	CCR Refinery – Glencore Canada Corporation	Canada	C**
Gold	China National Gold Group Corp.	China
Gold	Daye Nonferrous Metals Co Ltd	China
Gold	Eco-System Recycling Co., Ltd.	Japan	C
Gold	Hunan Chenzhou Mining Industry Co Ltd	China
Gold	Metalor Technologies (Singapore) Pte. Ltd.	Singapore	C**

Metal	Smelter or Refiner Facility Name	Location	CFSP*
Gold	Shandog Gold Group Co Ltd	China	C
Gold	Tongling Nonferrous Metals (Group) Inc.	China

*	This column indicates whether the smelter or refiner participates in the CFSP as a smelter or refiner that sources conflict minerals in a manner that does not finance or benefit armed groups in the Covered Countries. For purposes of this column, “C” denotes that the smelter or refiner participates in the CFSP and has been certified and audited by the CFSI, and “A” denotes that the smelter or refiner has agreed to participate in the CFSP but that the audit process has not yet been completed.

**	Denotes a London Bullion Market Association accredited gold refiner on the Good Delivery List as of May 19, 2015.

#	Denotes a Responsible Jewellery Council Certified Member as of May 19, 2015.